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                                                                      Exhibit 11



                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES


                Statement re computation of per share earnings

                Statement of Computation of Earnings per Share



                                             For the Year
                                          Ended December 31
                                -----------------------------------------
                                 1999            1998               1997
                                -------         -------           -------



Net Earnings                    $12,685         $14,518           $22,185
                                =======         =======           =======



Average common shares
   outstanding                   15,005          15,005            15,019
                                =======         =======           =======



Basic and diluted earnings
   per share                    $  .85          $   .97           $  1.48
                                ======          =======           =======